Exhibit 10.25

FIRST AMENDMENT

FIRST AMENDMENT, dated as of November 28, 2007 (this “Amendment”), to the Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005 (as amended from time to time, the “Credit Agreement”), among ACCURIDE CORPORATION, a Delaware corporation (the “U.S. Borrower”), ACCURIDE CANADA INC., a corporation organized and existing under the law of the Province of Ontario (the “Canadian Borrower”, and, together with the U.S. Borrower, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), CITICORP USA, INC., a Delaware corporation (“Citicorp”), as the administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and the other agents parties thereto.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

WHEREAS, the Borrowers have requested certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Lenders are willing to agree to such amendments on the terms and subject to the conditions contained in this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

DEFINED TERMS. UNLESS OTHERWISE DEFINED HEREIN, TERMS DEFINED IN THE CREDIT AGREEMENT AND USED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE CREDIT AGREEMENT.

AMENDMENTS TO SECTION 1.01 OF THE CREDIT AGREEMENT.

The definitions of “Applicable Margin” and “Applicable Percentage” in Section 1.01 of the Credit Agreement are hereby amended in their respective entireties to read as follows:

“Applicable Margin” means, for Advances outstanding under each of the Term Facility, the Canadian Revolving Credit Facility and the U.S. Revolving Credit Facility, a percentage per annum determined as described below and, where applicable, by reference to the Performance Level as set forth for each such Facility:

(a)           for Advances outstanding under the Term Facility, (i) 2.50% per annum in the case of Base Rate Advances and (ii) 3.50% per annum in the case of Eurodollar Rate Advances; and

(b)           for Advances outstanding under the Canadian Revolving Credit Facility and the U.S. Revolving Credit Facility, a percentage per annum determined by reference to the applicable Performance Level as set forth below:

Performance Level	Base Rate Advances	Eurodollar Rate Advances
A	1.75%	2.75%
B	2.00%	3.00%
C	2.25%	3.25%
D	2.50%	3.50%

For outstanding Advances under any Facility determined by reference to Performance Levels as set forth above, the Applicable Margin for each Base Rate Advance shall be determined by reference to the Performance Level in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Performance Level in effect on the first day of each Interest Period for such Advance.  Changes in the Applicable Margin resulting from changes in the Performance Level shall become effective (for purposes of this definition only, the date of such effectiveness being the “Effective Date”) as of the first day following the last day of the most recent Fiscal Quarter or Fiscal Year for which (A) financial statements are delivered to the Administrative Agent pursuant to Section 5.03(b) or (c) and (B) a certificate of the chief financial officer of the U.S. Borrower is delivered by the U.S. Borrower to the Administrative Agent setting forth, with respect to such financial statements, the then-applicable Performance Level and the basis of the calculations therefor, and shall remain in effect until the next change to be effected pursuant to this definition; provided that (i) if either Borrower shall have made any payments in respect of interest during the period (for purposes of this definition only, the “Interim Period”) from and including the Effective Date to the day on which any change in Performance Level is determined as provided above, then the amount of the next such payment of interest due by such Borrower on or after such day shall be increased or decreased by an amount equal to any underpayment or overpayment so made by such Borrower during such Interim Period and (ii) each determination of the Performance Level pursuant to this definition shall be made with respect to the Measurement Period ending at the end of the fiscal period covered by the relevant financial statements.

“Applicable Percentage” means 0.50% per annum.

The definition of “EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by deleting the parenthetical in clause (v) thereof and substituting in lieu thereof the following parenthetical:

(including upfront and amendment fees payable in respect of bank facilities)

The definition of “Trigger Date” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

The definition of “Unrestricted Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by deleting the “.” at the end thereof and substituting in lieu thereof the following proviso:

; and provided further however, that, from and after the First Amendment Effective Date, no Subsidiary may be designated as an Unrestricted Subsidiary.

Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“First Amendment” means the First Amendment, dated as of November 28, 2007, to this Agreement.

“First Amendment Effective Date” has the meaning specified in Section 7 of the First Amendment.

AMENDMENT TO SECTION 2.06 OF THE CREDIT AGREEMENT.  SECTION 2.06 OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY INSERTING THE FOLLOWING NEW PARAGRAPH (C) AT THE END THEREOF:

(c)           Prepayment Premium.  Prepayments of the Terms Advances made with the Net Cash Proceeds of one or more credit facilities provided by banks or other financial institutions bearing interest at a lower rate than the interest rate then applicable to such Term Advances being prepaid (whether by reason of the interest rate applicable to such credit facility or by reason of the issuance of such credit facility at a discount) or as a result of an amendment of an existing Term Advance that results in the Applicable Margin on such Term Advance being reduced shall be accompanied by a prepayment premium on the principal amount prepaid equal to (i) 1% if the prepayment is made from the First Amendment Effective Date through the second anniversary thereof and (ii) 0% thereafter.

AMENDMENT TO SECTION 2.16 OF THE CREDIT AGREEMENT.  THE FIRST SENTENCE OF SECTION 2.16 OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY DELETING THE “.” AT THE END THEREOF AND SUBSTITUTING IN LIEU THEREOF THE FOLLOWING PROVISO:

; provided that no such increase may be requested on or after the First Amendment Effective Date.

AMENDMENT TO SECTION 5.03(G) OF THE CREDIT AGREEMENT.  SECTION 5.03(G) OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY DELETING THE “.” AT THE END THEREOF AND SUBSTITUTING IN LIEU THEREOF THE FOLLOWING PROVISO:

; provided that, from and after the First Amendment Effective Date, no Subsidiary may be designated as an Unrestricted Subsidiary.

AMENDMENTS TO SECTION 5.04 OF THE CREDIT AGREEMENT.

Section 5.04(a) of the Credit Agreement is hereby amended by deleting the table therein in its entirety and substituting in lieu thereof the following table:

Measurement Period Ending	Ratio
March 31, 2005	6.50:1
June 30, 2005	6.50:1
September 30, 2005	6.25:1
December 31, 2005	5.75:1
March 31, 2006	5.75:1
June 30, 2006	5.75:1
September 30, 2006	5.50:1
December 31, 2006	5.00:1
March 31, 2007	5.00:1
June 30, 2007	5.00:1
September 30, 2007	5.00:1
December 31, 2007	5.00:1
March 31, 2008	9.00:1
June 30, 2008	9.75:1
September 30, 2008	8.50:1
December 31, 2008	5.75:1
March 31, 2009	4.50:1
June 30, 2009	4.50:1
September 30, 2009	4.25:1
December 31, 2009 and thereafter	4.00:1

Section 5.04(b) of the Credit Agreement is hereby amended by deleting the table therein in its entirety and substituting in lieu thereof the following table:

Measurement Period Ending	Ratio
March 31, 2005	2.25:1
June 30, 2005	2.25:1
September 30, 2005	2.25:1
December 31, 2005	2.35:1

Measurement Period Ending	Ratio
March 31, 2006	2.35:1
June 30, 2006	2.35:1
September 30, 2006	2.35:1
December 31, 2006	2.35:1
March 31, 2007	2.35:1
June 30, 2007	2.35:1
September 30, 2007	2.35:1
December 31, 2007	2.30:1
March 31, 2008	1.25:1
June 30, 2008	1.10:1
September 30, 2008	1.30:1
December 31, 2008	1.80:1
March 31, 2009	2.50:1
June 30, 2009	2.50:1
September 30, 2009	2.50:1
December 31, 2009 and thereafter	2.75:1

Section 5.04(c) of the Credit Agreement is hereby amended by deleting the table therein in its entirety and substituting in lieu thereof the following table:

Measurement Period Ending	Ratio
March 31, 2005	1.15:1
June 30, 2005	1.15:1
September 30, 2005	1.15:1
December 31, 2005	1.25:1
March 31, 2006	1.25:1
June 30, 2006	1.25:1
September 30, 2006	1.30:1
December 31, 2006	1.35:1
March 31, 2007	1.35:1
June 30, 2007	1.35:1
September 30, 2007	1.35:1
December 31, 2007	1.20:1
March 31, 2008	0.70:1
June 30, 2008	0.55:1
September 30, 2008	0.60:1
December 31, 2008	0.95:1
March 31, 2009	1.35:1

Measurement Period Ending	Ratio
June 30, 2009	1.35:1
September 30, 2009	1.35:1
December 31, 2009 and thereafter	1.40:1

CONDITIONS TO EFFECTIVENESS.  THIS AMENDMENT SHALL BECOME EFFECTIVE UPON THE DATE (THE “FIRST AMENDMENT EFFECTIVE DATE”) ON WHICH THE ADMINISTRATIVE AGENT SHALL HAVE RECEIVED:

this Amendment, executed and delivered by a duly authorized officer of each Borrower;

a duly completed Lender Addendum, in the form set forth as Exhibit A hereto, or a facsimile transmission thereof, executed and delivered by Lenders constituting the Majority Lenders;

an executed Acknowledgment and Consent, in the form set forth as Exhibit B hereto, or a facsimile transmission thereof, from each Loan Party other than the Borrowers;

for the account of each Lender executing and delivering a Lender Addendum to counsel to the Administrative Agent by 5:00 P.M., New York City time, on November 28, 2007, an amendment fee in an amount equal to 0.25% of the sum of such Lender’s U.S. Revolving Commitment, Canadian Revolving Credit Commitment and Term Advances then outstanding; and

all fees required to be paid, and all reasonable out-of-pocket expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the First Amendment Effective Date.

The Administrative Agent shall notify the Borrowers and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.

REPRESENTATIONS AND WARRANTIES.  TO INDUCE THE ADMINISTRATIVE AGENT TO ENTER INTO THIS AMENDMENT AND TO INDUCE THE LENDERS TO CONSENT THERETO, EACH BORROWER HEREBY REPRESENTS AND WARRANTS TO THE ADMINISTRATIVE AGENT AND THE LENDERS THAT THE REPRESENTATIONS AND WARRANTIES MADE BY THE LOAN PARTIES IN THE LOAN DOCUMENTS ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS ON AND AS OF THE FIRST AMENDMENT EFFECTIVE DATE, AFTER GIVING EFFECT TO THE EFFECTIVENESS OF THIS AMENDMENT, AS IF MADE ON AND AS OF THE FIRST AMENDMENT EFFECTIVE DATE,

EXCEPT TO THE EXTENT SUCH REPRESENTATIONS AND WARRANTIES EXPRESSLY RELATE TO A SPECIFIC EARLIER DATE, IN WHICH CASE SUCH REPRESENTATIONS AND WARRANTIES WERE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF SUCH EARLIER DATE.

CONTINUING EFFECT OF LOAN DOCUMENTS.  THIS AMENDMENT SHALL NOT CONSTITUTE AN AMENDMENT OR WAIVER OF OR CONSENT TO ANY PROVISION OF THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS NOT EXPRESSLY REFERRED TO HEREIN AND SHALL NOT BE CONSTRUED AS AN AMENDMENT, WAIVER OR CONSENT TO ANY ACTION ON THE PART OF ANY BORROWER OR ANY OF ITS RESPECTIVE SUBSIDIARIES THAT WOULD REQUIRE AN AMENDMENT, WAIVER OR CONSENT OF THE ADMINISTRATIVE AGENT OR THE LENDERS EXCEPT AS EXPRESSLY STATED HEREIN.  EXCEPT AS EXPRESSLY AMENDED HEREBY, THE PROVISIONS OF THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE AND SHALL REMAIN IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THEIR RESPECTIVE TERMS.

COUNTERPARTS.  THIS AMENDMENT MAY BE EXECUTED BY ONE OR MORE OF THE PARTIES TO THIS AMENDMENT ON ANY NUMBER OF SEPARATE COUNTERPARTS (INCLUDING BY FACSIMILE), AND ALL OF SAID COUNTERPARTS TAKEN TOGETHER SHALL BE DEEMED TO CONSTITUTE ONE AND THE SAME INSTRUMENT.  DELIVERY OF AN EXECUTED SIGNATURE PAGE OF THIS AMENDMENT BY FACSIMILE TRANSMISSION SHALL BE EFFECTIVE AS DELIVERY OF A MANUALLY EXECUTED COUNTERPART HEREOF.

GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ACCURIDE CORPORATION

By	/s/ John R. Murphy
Name: John R. Murphy
Title: President and CEO

ACCURIDE CANADA INC.

By	/s/ David K. Armstrong
Name: David K. Armstrong
Title: Secretary

CITICORP USA, INC., as Administrative Agent

By	/s/ C. P. Mahon
Name: C. P. Mahon
Title: Vice President